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                                                                     EXHIBIT 8.1

                                August 11, 2005


Wild Oats Markets, Inc.
3375 Mitchell Lane
Boulder, Colorado 80301

                  RE:   Wild Oats Markets, Inc.
                        3.25% Convertible Senior Debentures due 2034

Ladies and Gentlemen:

      We have acted as special counsel to Wild Oats Markets, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-118406), as amended on the date hereof (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to: (A) the registration of the resale by the holders thereof of (i) $115,000,000 aggregate principal amount of the Company's 3.25% Convertible Senior Debentures due 2034 (the "Debentures") and (ii) such indeterminate number of shares of the Company's common stock, par value $0.001 per share, as are issuable upon conversion of the Debentures (the "Common Stock"); and (B) the registration of the resale of 1,332,649 shares of common stock owned by Perry D. Odak, Chief Executive Officer of the Company (such common stock, together with the Debentures and the Common Stock, collectively the "Securities").

      Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

      In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the final offering memorandum, dated May 25, 2004 relating to the Debentures and the Common Stock, (iii) an executed copy of the

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Wild Oats Markets, Inc.
August 11, 2005
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Purchase Agreement, dated May 25, 2004, between the Company and J.P. Morgan
Securities Inc., as representative of the initial purchasers named therein and
(iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records.

      For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents are duly authorized, valid and enforceable.

      In addition, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

      Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that the opinion expressed herein will be accepted by the Service or, if challenged, by a court.

      Based upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, conversion or other disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to holders who purchase the Securities.

      Except as set forth above, we express no other opinion. This opinion is furnished to you solely for use in connection with the Registration Statement and is not to be relied upon by any other person without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated or assumed herein or any

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Wild Oats Markets, Inc.
August 11, 2005
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subsequent changes in applicable law. In accordance with the requirements of
Item 601(b)(23) of Regulation S-K under the Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                   Very truly yours,



                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP